Exhibit 5.2

KPMG LLP Yonge Corporate Centre 4100 Yonge St. Suite 200 North York, ON M2P 2H3	Telephone Fax Internet	(416) 228-7000 (416) 228-7123 www.kpmg.ca

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our audit report dated March 25, 2014, on the financial statements of Aastra Technologies Limited, which comprise the consolidated statements of financial position as at December 31, 2013, December 31, 2012 and January 1, 2012, the consolidated statements of profit, comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2013 and December 31, 2012, and notes, comprising a summary of significant accounting policies and other explanatory information.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

May 13, 2014

Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG  network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to

KPMG LLP.

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